UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2018

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of principal executive office) (Zip Code)

(281) 364-2244

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws

On December 24, 2018, CSI Compressco GP Inc. (the “General Partner”), acting in its capacity as the general partner of CSI Compressco LP (the “Partnership”) and on behalf of the limited partners of the Partnership, entered into Amendment No. 2 (the “LPA Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). The LPA Amendment, which is effective as of December 24, 2018, amends Section 5.12(b)(iv)(B) to provide that on or after March 1, 2019, if (i) the closing bid price of the Partnership’s common units is less than $3.00 for five (5) consecutive trading days and (ii) the Partnership has elected to convert the Series A Preferred Units into common units to settle a monthly conversion at that time, the Partnership will be required to complete a reverse stock split of its common units to increase the price of such common units to at least $10.00 per unit, as described in the LPA Amendment.

The foregoing description of the LPA Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the LPA Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of CSI Compressco LP, dated December 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSI Compressco LP

	By:	CSI Compressco GP Inc.,
its general partner

Dated: December 26, 2018	By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

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